Exhibit 99.1

DATE: May 3, 2017

MEDIA CONTACT:	INVESTOR CONTACTS:
Keith Isbell (918) 573-7308	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners Reports First-Quarter 2017 Financial Results

•	1Q 2017 Net Income of $634 Million, Up $584 Million

•	1Q 2017 Adjusted EBITDA of $1.117 Billion, Up 5.4%

•	Cash Distribution Coverage Ratio of 1.33x

•	Announced Agreement to Sell Its Interests in Geismar Plant for $2.1 Billion and to Provide Feedstock to Plant Buyer via Long-Term Supply and Transportation Agreements

•	Williams Partners Analyst Day Set for May 11

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced its financial results for the three months ended March 31, 2017.

Summary Financial Information	1Q
Amounts in millions, except per-unit amounts. Per unit amounts are reported on a diluted basis. All amounts are attributable to Williams Partners L.P.	2017	2016
(Unaudited)

GAAP Measures
Net income (loss)	$634	$50
Net income (loss) per common unit	$0.68	($0.25)
Cash Flow from Operations	$731	$924

Non-GAAP Measures (1)
Adjusted EBITDA	$1,117	$1,060
DCF attributable to partnership operations	$752	$739
Cash distribution coverage ratio	1.33x	1.02x

(1)	Adjusted EBITDA, distributable cash flow (DCF) and cash distribution coverage ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

First-Quarter 2017 Financial Results

Williams Partners reported unaudited first-quarter 2017 net income attributable to controlling interests of $634 million, a $584 million increase over first-quarter 2016. The favorable change was driven by a $271 million increase in investing income, primarily associated with a transaction involving certain joint-venture interests, as well as a $141 million improvement in operating income and the absence of $112 million of impairments of equity-method investments in 2016.

Williams Partners reported first-quarter 2017 Cash Flow from Operations (CFFO) of $731 million, a $193 million decrease from first-quarter 2016. The decrease from the prior year is driven by the absence of $198 million of cash received in 2016 associated with minimum volume commitments, which were replaced by contract restructurings that occurred in the latter part of 2016. The prior year also included $80 million of cash received as a milestone payment associated with Transco’s Hillabee expansion project. These unfavorable changes in CFFO were partially offset by improved operating results.

Williams Partners reported first-quarter 2017 Adjusted EBITDA of $1.117 billion, a $57 million increase over first-quarter 2016. The increase is due primarily to $37 million higher commodity margins and $30 million lower operating and maintenance (O&M) and selling, general and administrative (SG&A) expenses, and a $16 million favorable change in other income and expense primarily related to our former Canadian operations which were sold in September 2016. Partially offsetting these increases was a $30 million decrease in fee-revenues due primarily to lower West segment results, partially offset by increases in the Atlantic-Gulf segment.

Distributable Cash Flow and Distributions

For first-quarter 2017, Williams Partners generated $752 million in distributable cash flow (DCF) attributable to partnership operations, compared with $739 million in DCF attributable to partnership operations for first-quarter 2016. The increase is due primarily to the previously described improvement in the quarter’s Adjusted EBITDA and $17 million lower interest expense. DCF has been reduced by $58 million for the planned removal of non-cash deferred revenue amortization associated with the fourth-quarter 2016 contract restructuring in the Barnett Shale and Mid-Continent region. For first-quarter 2017, the cash distribution coverage ratio was 1.33x.

Williams Partners recently announced a regular quarterly cash distribution of $0.60 per unit, payable May 12, 2017 to its common unitholders of record at the close of business on May 5, 2017.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“We continue to differentiate ourselves with a focused strategy on natural gas infrastructure in support of consistent and sustainable growth in gas volumes. We continue to deliver top quartile EBITDA growth among our peers as we increased year-over-year Adjusted EBITDA for the 14th quarter in a row. This quarter, our growth was delivered despite some significant impacts from third-party outages and more extreme weather in the Rockies area, proving once again the resiliency of our business model.

“Our project teams continued to deliver as we brought on the 1.2 Bcf/D Gulf Trace project ahead of schedule and under budget. That is just one of five Transco pipeline system expansions that we expect to place in service in 2017. Our successful 2016 work to bring the Gunflint and Kodiak tiebacks in service was showcased this quarter by Atlantic-Gulf’s higher volumes and higher fee-based revenues. And our backlog of projects continues to grow as we had a very successful Southeastern Trail open season in the quarter as well.

“We continue to strengthen our foundation for long-term, sustainable growth in our core business, as highlighted by the recently announced agreement to sell our interests in the Geismar olefins facility while gaining a new third party fee-based revenue stream for our Bayou Ethane system. With the expected sale of Geismar, and the sale of our Canadian business in late 2016, we’ll realize around 97 percent of our gross margins coming from predictable, fee-based sources.

“Our consolidation of operating areas from five to three became effective in first-quarter 2017 – not only streamlining our organization, but helping us continue the cost-savings momentum we began in the second quarter of last year. We expect to realize further cost savings through the consolidation of offices and systems.”

Business Segment Results

Effective, Jan. 1, 2017, Williams Partners implemented certain changes in its reporting segments as part of an operational realignment. As a result beginning with the reporting of first-quarter 2017 financial results, Williams Partners operations will be comprised of the following reportable segments: Atlantic-Gulf, West, Northeast G&P, and NGL & Petchem Services.

Williams Partners	Modified and Adjusted EBITDA
Amounts in millions	1Q 2017	1Q 2017		1Q 2016	1Q 2016
	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA
Atlantic-Gulf	$450	$3	$453	$382	$23	$405
West	385	4	389	327	73	400
Northeast G&P	226	1	227	220	5	225
NGL & Petchem Services	51	(2)	49	26	4	30
Other	20	(21)	(1)	—	—	—

Total	$1,132	($15)	$1,117	$955	$105	$1,060

Definitions of modified EBITDA and adjusted EBITDA and schedules reconciling these measures  to net income are included in this news release.

Atlantic-Gulf

This segment includes the partnership’s interstate natural gas pipeline, Transco, and significant natural gas gathering and processing and crude oil production handling and transportation assets in the Gulf Coast region, including a 51 percent interest in Gulfstar One (a consolidated entity), which is a proprietary floating production system, and various petrochemical and feedstock pipelines in the Gulf Coast region, as well as a 50 percent equity-method investment in Gulfstream, a 41 percent interest in Constitution (a consolidated entity) which is under development, and a 60 percent equity-method investment in Discovery.

The Atlantic-Gulf segment reported Modified EBITDA of $450 million for first-quarter 2017, compared with $382 million for first-quarter 2016. Adjusted EBITDA increased by $48 million to $453 million for the same time period. The increase in both measures was driven primarily by higher fee-based revenues due primarily to contributions from offshore expansion projects completed during 2016 and new Transco projects Rock Springs (in service in August 2016) and Gulf Trace (in service in February 2017). Also contributing to the increase in both measures were $12 million improved commodity margins. Partially offsetting these increases were increased O&M expenses due primarily to higher costs associated with Transco’s integrity and pipeline maintenance program.

West

This segment includes the partnership’s interstate natural gas pipeline, Northwest Pipeline, and natural gas gathering, processing, and treating operations in New Mexico, Colorado, and Wyoming, as well as the Barnett Shale region of north-central Texas, the Eagle Ford Shale region of south Texas, the Haynesville Shale region of northwest Louisiana, and the Mid-Continent region which includes the Anadarko, Arkoma, Delaware and Permian basins. This reporting segment also includes an NGL and natural gas marketing business, storage facilities, and undivided 50 percent interest in an NGL fractionator near Conway, Kansas, and a 50 percent equity-method investment in OPPL. The partnership completed the disposal of its 50 percent equity-method investment in a Delaware Basin gas gathering system in the Mid-Continent region during first-quarter 2017.

The West segment reported Modified EBITDA of $385 million for first-quarter 2017, compared with $327 million for first-quarter 2016. Adjusted EBITDA of $389 million is $11 million lower than the same period in 2016. The increase in Modified EBITDA was driven primarily by $35 million lower O&M and SG&A expenses and $21 million higher commodity margins. The Adjusted EBITDA decrease was due primarily to $57 million lower fee-based revenues including $25 million lower fee-based revenues in the Barnett from lower volumes and contract changes that occurred during 2016. Fee-based revenues were also impacted by more extreme weather in 2017.

Northeast G&P

This segment includes the partnership’s natural gas gathering and processing, compression and NGL fractionation businesses in the Marcellus Shale region primarily in Pennsylvania, New York, and West Virginia and Utica Shale region of eastern Ohio, as well as a 66 percent interest in Cardinal (a consolidated entity), a 62 percent equity-method investment in UEOM, a 69 percent equity-method investment in Laurel Mountain, a 58 percent equity-method investment in Caiman II, and Appalachia Midstream Services, LLC, which owns an approximate average 66 percent equity-method investment in multiple gas gathering systems in the Marcellus Shale (Appalachia Midstream Investments).

The Northeast G&P segment reported Modified EBITDA of $226 million for first-quarter 2017, compared with $220 million for first-quarter 2016. Adjusted EBITDA increased $2 million to $227 million. The increase in both measures was due primarily to lower SG&A expenses. Fee-based revenues and proportional EBITDA from joint ventures were stable between the two periods due to increases in the Bradford, Susquehanna and Ohio River systems that offset decreases in the Utica.

NGL & Petchem Services

This segment includes the partnership’s 88.46 percent undivided interest in an olefins production facility in Geismar, Louisiana, along with a refinery grade propylene splitter. On April 17, 2017, the partnership announced an agreement to sell the subsidiary that owns its interests in the Geismar olefins production facility. Prior to September 2016, this reporting segment also included an oil sands offgas processing plant near Fort McMurray, Alberta, and an NGL/olefin fractionation facility, which were subsequently sold.

The NGL & Petchem Services segment reported Modified EBITDA of $51 million for first-quarter 2017, compared with $26 million for first-quarter 2016. Adjusted EBITDA increased by $19 million to $49 million. The increase in both measures was due primarily to a favorable change in other income and expense related to our former Canadian operations, which were sold in September 2016. Additionally, lower O&M and SG&A expenses positively impacted the quarter. Ethylene margins were stable between the two periods due to favorable 2017 per-unit ethylene margins offsetting lower 2017 production volumes caused by an unexpected power outage and related repair activities. The unplanned shutdown and subsequent repair work resulted in the Geismar olefins plant being offline from March 12 until restarting on April 18, 2017. For first-quarter 2017, the Geismar plant contributed approximately $37 million in Adjusted EBITDA.

Notable Recent Events

On March 30, 2017, Williams Partners announced that it had completed separate transactions with Western Gas Partners, LP (NYSE: WES) (“Western Gas”), Anadarko Petroleum Corporation (NYSE: APC) (“Anadarko”), and Energy Transfer Partners, L.P. (NYSE: ETP) (“Energy Transfer”), and certain of their respective affiliates, for an aggregate cash consideration of $200 million paid to Williams Partners and an increase in Williams’ Partners’ ownership in two Marcellus shale gathering systems, in exchange for Williams Partners’ assignment of interests in certain non-operated Delaware Basin assets.

On April 17, 2017, Williams Partners announced that it has agreed to sell 100 percent of its membership interests in Williams Olefins LLC, which owns an 88.46 percent undivided ownership interest in the Geismar, Louisiana, olefins plant and associated complex, to NOVA Chemicals for $2.1 billion in cash. The transaction is expected to close in summer 2017. Closing is subject to customary closing conditions and regulatory approvals. Additionally, upon closing of the transaction, Williams Partners subsidiaries will enter into long-term supply and transportation agreements with NOVA Chemicals to provide feedstock to the Geismar olefins plant via Williams Partners’ ethane pipeline system in the U.S. Gulf Coast. These agreements will secure a meaningful long-term fee-based revenue stream for the partnership.

Williams Partners, Williams Analyst Day Set for May 11

Williams Partners and Williams are scheduled to host their 2017 Analyst Day event May 11. During the event, Williams’ management will give in-depth presentations covering all of the partnership’s and company’s energy infrastructure businesses and update certain aspects of its financial guidance. This year’s Analyst Day meeting is scheduled from approximately 8:00 a.m. to 2:00 p.m. EDT.

Presentation slides along with a link to the live webcast will be accessible at www.williams.com the morning of May 11. A replay of the Analyst Day webcast will be available on the website for at least 90 days following the event.

Williams Partners’ First-Quarter 2017 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams Partners’ first-quarter 2017 financial results package will be posted shortly at www.williams.com. The materials will include the analyst package.

Williams Partners and Williams will host a joint Q&A live webcast on Thursday, May 4 at 9:30 a.m. EDT. A limited number of phone lines will be available at (877) 741-4253. International callers should dial (719) 325-4783. The conference ID is 2089672. A link to the webcast, as well as replays of the webcast, will be available for at least 90 days following the event at www.williams.com.

Form 10-Q

The partnership plans to file its first-quarter 2017 Form 10-Q with the Securities and Exchange Commission (SEC) this week. Once filed, the document will be available on both the SEC and Williams Partners websites.

Definitions of Non-GAAP Measures

This news release may include certain financial measures – Adjusted EBITDA, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.

We define distributable cash flow as Adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation expense and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio using the most directly comparable GAAP measure, net income (loss).

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither Adjusted EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners

Williams Partners is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale U.S. natural gas infrastructure, owns approximately 74 percent of Williams Partners.

Forward-Looking Statements

The reports, filings, and other public announcements of Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected Levels of cash distributions to limited partner interests;

•	Our and our affiliates’ future credit ratings;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether we will produce sufficient cash flows to provide the level of cash distributions that Williams expects;

•	Whether we elect to pay expected levels of cash distributions;

•	Whether we will be able to effectively execute our financing plan including the receipt of anticipated levels of proceeds from planned asset sales;

•	Whether Williams will be able to effectively manage the transition in its board of directors and management as well as successfully execute its business restructuring;

•	Availability of supplies, including lower than anticipated volumes from third parties served by our midstream business, and market demand;

•	Volatility of pricing including the effect of lower than anticipated energy commodity prices and margins;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate, and timely execute our capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget;

•	Our ability to successfully expand our facilities and operations;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards, unforeseen interruptions, and the availability of adequate coverage for such interruptions;

•	The impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation as well as our ability to obtain permits and achieve favorable rate proceeding outcomes;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner units are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the risk factors discussed above in addition to the other information in this report. If any of such risks were actually to occur, our business, results of operations, and financial condition could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our common units could decline, and unitholders could lose all or part of their investment.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on Feb. 22, 2017.

# # #

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2016					2017
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”

Net income (loss)	$79	$(77)	$351	$166	$519	$660
Provision (benefit) for income taxes	1	(80)	(6)	5	(80)	3
Interest expense	229	231	229	227	916	214
Equity (earnings) losses	(97)	(101)	(104)	(95)	(397)	(107)
Impairment of equity-method investments	112	—	—	318	430	—
Other investing (income) loss	—	(1)	(28)	—	(29)	(271)
Proportional Modified EBITDA of equity-method investments	189	191	194	180	754	194
Depreciation and amortization expenses	435	432	426	427	1,720	433
Accretion for asset retirement obligations associated with nonregulated	7	9	8	7	31	6

Modified EBITDA	955	604	1,070	1,235	3,864	1,132

Adjustments
Estimated minimum volume commitments	60	64	70	(194)	—	15
Severance and related costs	25	—	—	12	37	9
Potential rate refunds associated with rate case litigation	15	—	—	—	15	—
Merger and transition related expenses	5	—	—	—	5	—
Constitution Pipeline project development costs	—	8	11	9	28	2
Share of impairment at equity-method investment	—	—	6	19	25	—
Geismar Incident adjustment for insurance and timing	—	—	—	(7)	(7)	(9)
Impairment of certain assets	—	389	—	22	411	—
Organizational realignment-related costs	—	—	—	24	24	4
Loss related to Canada disposition	—	—	32	2	34	(3)
Gain on asset retirement	—	—	—	(11)	(11)	—
Gains from contract settlements and terminations	—	—	—	—	—	(13)
Accrual for loss contingency	—	—	—	—	—	9
Gain on early retirement of debt	—	—	—	—	—	(30)
Expenses associated with strategic asset monetizations	—	—	—	2	2	1

Total EBITDA adjustments	105	461	119	(122)	563	(15)

Adjusted EBITDA	1,060	1,065	1,189	1,113	4,427	1,117

Maintenance capital expenditures (1)	(58)	(75)	(121)	(147)	(401)	(53)
Interest expense (cash portion) (2)	(241)	(245)	(244)	(239)	(969)	(224)
Cash taxes	—	—	—	(3)	(3)	(5)
Income attributable to noncontrolling interests (3)	(29)	(13)	(31)	(27)	(100)	(27)
WPZ restricted stock unit non-cash compensation	7	5	2	2	16	2
Amortization of deferred revenue associated with certain 2016 contract restructurings	—	—	—	—	—	(58)

Distributable cash flow attributable to Partnership Operations (4)	739	737	795	699	2,970	752

Total cash distributed (5)	$725	$725	$734	$762	$2,946	$567

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.02	1.02	1.08	0.92	1.01	1.33

Net income (loss) divided by Total cash distributed	0.11	(0.11)	0.48	0.22	0.18	1.16

Notes:

(1)	Includes proportionate share of maintenance capital expenditures of equity investments.
(2)	Includes proportionate share of interest expense of equity investments.
(3)	Excludes allocable share of certain EBITDA adjustments.
(4)	The fourth quarter of 2016 includes income of $183 million associated with proceeds from the contract restructuring in the Barnett Shale and Mid-Continent region as the cash was received during 2016.
(5)	In order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios, cash distributions have been increased by $10 million in the first quarter of 2016. Cash distributions for the third quarter of 2016 have been increased to exclude the impact of the $150 million IDR waiver associated with the sale of our Canadian operations. Cash distributions for the fourth quarter of 2016 and the first quarter of 2017 have been decreased by $50 million and $6 million, respectively, to reflect the amount paid by WMB to WPZ pursuant to the January 2017 Common Unit Purchase Agreement.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2016*					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Modified EBITDA:
Northeast G&P	$220	$222	$214	$197	$853	$226
Atlantic-Gulf	382	360	423	456	1,621	450
West	327	312	363	542	1,544	385
NGL & Petchem Services	26	(290)	70	49	(145)	51
Other	—	—	—	(9)	(9)	20

Total Modified EBITDA	$955	$604	$1,070	$1,235	$3,864	$1,132

Adjustments:
Northeast G&P
Severance and related costs	$3	$—	$—	$—	$3	$—
Share of impairment at equity-method investments	—	—	6	19	25	—
ACMP Merger and transition costs	2	—	—	—	2	—
Organizational realignment-related costs	—	—	—	3	3	1

Total Northeast G&P adjustments	5	—	6	22	33	1
Atlantic-Gulf
Potential rate refunds associated with rate case litigation	15	—	—	—	15	—
Severance and related costs	8	—	—	—	8	—
Constitution Pipeline project development costs	—	8	11	9	28	2
Organizational realignment-related costs	—	—	—	—	—	1
Gain on asset retirement	—	—	—	(11)	(11)	—

Total Atlantic-Gulf adjustments	23	8	11	(2)	40	3
West
Estimated minimum volume commitments	60	64	70	(194)	—	15
Severance and related costs	10	—	—	3	13	—
ACMP Merger and transition costs	3	—	—	—	3	—
Impairment of certain assets	—	48	—	22	70	—
Organizational realignment-related costs	—	—	—	21	21	2
Gains from contract settlements and terminations	—	—	—	—	—	(13)

Total West adjustments	73	112	70	(148)	107	4
NGL & Petchem Services
Impairment of certain assets	—	341	—	—	341	—
Loss related to Canada disposition	—	—	32	2	34	(3)
Severance and related costs	4	—	—	—	4	—
Expenses associated with strategic asset monetizations	—	—	—	2	2	1
Geismar Incident adjustment for insurance and timing	—	—	—	(7)	(7)	(9)
Accrual for loss contingency	—	—	—	—	—	9

Total NGL & Petchem Services adjustments	4	341	32	(3)	374	(2)
Other
Severance and related costs	—	—	—	9	9	9
Gain on early retirement of debt	—	—	—	—	—	(30)

Total Other adjustments	—	—	—	9	9	(21)

Total Adjustments	$105	$461	$119	$(122)	$563	$(15)

Adjusted EBITDA:
Northeast G&P	$225	$222	$220	$219	$886	$227
Atlantic-Gulf	405	368	434	454	1,661	453
West	400	424	433	394	1,651	389
NGL & Petchem Services	30	51	102	46	229	49
Other	—	—	—	—	—	(1)

Total Adjusted EBITDA	$1,060	$1,065	$1,189	$1,113	$4,427	$1,117

*	Recast due to the change in WPZ segments in the first quarter of 2017.

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2017

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2016					2017
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”

Net income (loss)	$79	$(77)	$351	$166	$519	$660
Provision (benefit) for income taxes	1	(80)	(6)	5	(80)	3
Interest expense	229	231	229	227	916	214
Equity (earnings) losses	(97)	(101)	(104)	(95)	(397)	(107)
Impairment of equity-method investments	112	—	—	318	430	—
Other investing (income) loss	—	(1)	(28)	—	(29)	(271)
Proportional Modified EBITDA of equity-method investments	189	191	194	180	754	194
Depreciation and amortization expenses	435	432	426	427	1,720	433
Accretion for asset retirement obligations associated with nonregulated operations	7	9	8	7	31	6

Modified EBITDA	955	604	1,070	1,235	3,864	1,132

Adjustments
Estimated minimum volume commitments	60	64	70	(194)	—	15
Severance and related costs	25	—	—	12	37	9
Potential rate refunds associated with rate case litigation	15	—	—	—	15	—
Merger and transition related expenses	5	—	—	—	5	—
Constitution Pipeline project development costs	—	8	11	9	28	2
Share of impairment at equity-method investment	—	—	6	19	25	—
Geismar Incident adjustment for insurance and timing	—	—	—	(7)	(7)	(9)
Impairment of certain assets	—	389	—	22	411	—
Organizational realignment-related costs	—	—	—	24	24	4
Loss related to Canada disposition	—	—	32	2	34	(3)
Gain on asset retirement	—	—	—	(11)	(11)	—
Gains from contract settlements and terminations	—	—	—	—	—	(13)
Accrual for loss contingency	—	—	—	—	—	9
Gain on early retirement of debt	—	—	—	—	—	(30)
Expenses associated with strategic asset monetizations	—	—	—	2	2	1

Total EBITDA adjustments	105	461	119	(122)	563	(15)

Adjusted EBITDA	1,060	1,065	1,189	1,113	4,427	1,117

Maintenance capital expenditures (1)	(58)	(75)	(121)	(147)	(401)	(53)
Interest expense (cash portion) (2)	(241)	(245)	(244)	(239)	(969)	(224)
Cash taxes	—	—	—	(3)	(3)	(5)
Income attributable to noncontrolling interests (3)	(29)	(13)	(31)	(27)	(100)	(27)
WPZ restricted stock unit non-cash compensation	7	5	2	2	16	2
Amortization of deferred revenue associated with certain 2016 contract restructurings	—	—	—	—	—	(58)

Distributable cash flow attributable to Partnership Operations (4)	739	737	795	699	2,970	752

Total cash distributed (5)	$725	$725	$734	$762	$2,946	$567

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.02	1.02	1.08	0.92	1.01	1.33

Net income (loss) divided by Total cash distributed	0.11	(0.11)	0.48	0.22	0.18	1.16

Notes:

(1)	Includes proportionate share of maintenance capital expenditures of equity investments.
(2)	Includes proportionate share of interest expense of equity investments.
(3)	Excludes allocable share of certain EBITDA adjustments.
(4)	The fourth quarter of 2016 includes income of $183 million associated with proceeds from the contract restructuring in the Barnett Shale and Mid-Continent region as the cash was received during 2016.
(5)	In order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios, cash distributions have been increased by $10 million in the first quarter of 2016. Cash distributions for the third quarter of 2016 have been increased to exclude the impact of the $150 million IDR waiver associated with the sale of our Canadian operations. Cash distributions for the fourth quarter of 2016 and the first quarter of 2017 have been decreased by $50 million and $6 million, respectively, to reflect the amount paid by WMB to WPZ pursuant to the January 2017 Common Unit Purchase Agreement.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2016*					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Modified EBITDA:
Northeast G&P	$220	$222	$214	$197	$853	$226
Atlantic-Gulf	382	360	423	456	1,621	450
West	327	312	363	542	1,544	385
NGL & Petchem Services	26	(290)	70	49	(145)	51
Other	—	—	—	(9)	(9)	20

Total Modified EBITDA	$955	$604	$1,070	$1,235	$3,864	$1,132

Adjustments:
Northeast G&P
Severance and related costs	$3	$—	$—	$—	$3	$—
Share of impairment at equity-method investments	—	—	6	19	25	—
ACMP Merger and transition costs	2	—	—	—	2	—
Organizational realignment-related costs	—	—	—	3	3	1

Total Northeast G&P adjustments	5	—	6	22	33	1
Atlantic-Gulf
Potential rate refunds associated with rate case litigation	15	—	—	—	15	—
Severance and related costs	8	—	—	—	8	—
Constitution Pipeline project development costs	—	8	11	9	28	2
Organizational realignment-related costs	—	—	—	—	—	1
Gain on asset retirement	—	—	—	(11)	(11)	—

Total Atlantic-Gulf adjustments	23	8	11	(2)	40	3
West
Estimated minimum volume commitments	60	64	70	(194)	—	15
Severance and related costs	10	—	—	3	13	—
ACMP Merger and transition costs	3	—	—	—	3	—
Impairment of certain assets	—	48	—	22	70	—
Organizational realignment-related costs	—	—	—	21	21	2
Gains from contract settlements and terminations	—	—	—	—	—	(13)

Total West adjustments	73	112	70	(148)	107	4
NGL & Petchem Services
Impairment of certain assets	—	341	—	—	341	—
Loss related to Canada disposition	—	—	32	2	34	(3)
Severance and related costs	4	—	—	—	4	—
Expenses associated with strategic asset monetizations	—	—	—	2	2	1
Geismar Incident adjustment for insurance and timing	—	—	—	(7)	(7)	(9)
Accrual for loss contingency	—	—	—	—	—	9

Total NGL & Petchem Services adjustments	4	341	32	(3)	374	(2)
Other
Severance and related costs	—	—	—	9	9	9
Gain on early retirement of debt	—	—	—	—	—	(30)

Total Other adjustments	—	—	—	9	9	(21)

Total Adjustments	$105	$461	$119	$(122)	$563	$(15)

Adjusted EBITDA:
Northeast G&P	$225	$222	$220	$219	$886	$227
Atlantic-Gulf	405	368	434	454	1,661	453
West	400	424	433	394	1,651	389
NGL & Petchem Services	30	51	102	46	229	49
Other	—	—	—	—	—	(1)

Total Adjusted EBITDA	$1,060	$1,065	$1,189	$1,113	$4,427	$1,117

*	Recast due to the change in WPZ segments in the first quarter of 2017.

Williams Partners L.P.

Consolidated Statement of Income (Loss)

(UNAUDITED)

	2016					2017
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues	$1,226	$1,210	$1,252	$1,485	$5,173	$1,256
Product sales	428	530	655	705	2,318	727

Total revenues	1,654	1,740	1,907	2,190	7,491	1,983
Costs and expenses:
Product costs	317	403	463	545	1,728	579
Operating and maintenance expenses	382	386	385	395	1,548	361
Depreciation and amortization expenses	435	432	426	427	1,720	433
Selling, general, and administrative expenses	181	139	147	163	630	156
Net insurance recoveries - Geismar Incident	—	—	—	(7)	(7)	(9)
Impairment of certain assets	6	396	1	54	457	—
Other (income) expense - net	24	24	59	11	118	13

Total costs and expenses	1,345	1,780	1,481	1,588	6,194	1,533

Operating income (loss)	309	(40)	426	602	1,297	450

Equity earnings (losses)	97	101	104	95	397	107
Impairment of equity-method investments	(112)	—	—	(318)	(430)	—
Other investing income (loss) - net	—	1	28	—	29	271
Interest incurred	(240)	(239)	(236)	(234)	(949)	(221)
Interest capitalized	11	8	7	7	33	7
Other income (expense) - net	15	12	16	19	62	49

Income (loss) before income taxes	80	(157)	345	171	439	663
Provision (benefit) for income taxes	1	(80)	(6)	5	(80)	3

Net income (loss)	79	(77)	351	166	519	660
Less: Net income attributable to noncontrolling interests	29	13	25	21	88	26

Net income (loss) attributable to controlling interests	$50	$(90)	$326	$145	$431	$634

Allocation of net income (loss) for calculation of earnings per common unit:
Net income (loss) attributable to controlling interests	$50	$(90)	$326	$145	$431	$634
Allocation of net income (loss) to general partner (1)	202	207	72	—	517	—
Allocation of net income (loss) to Class B units (1)	(4)	(8)	7	2	12	11

Allocation of net income (loss) to common units (1)	$(148)	$(289)	$247	$143	$(98)	$623

Diluted earnings (loss) per common unit:
Net income (loss) per common unit (1)	$(0.25)	$(0.49)	$0.42	$0.24	$(0.17)	$0.68
Weighted average number of common units outstanding (thousands)	588,562	588,607	591,567	601,738	592,519	920,250
Cash distributions per common unit	$0.85	$0.85	$0.85	$0.85	$3.40	$0.60

(1)	The sum for the quarters may not equal the total for the year due to timing of unit issuances.

Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2016 (4)					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$186	$182	$179	$184	$731	$182
Other fee revenues	37	40	39	42	158	40
Product sales:
NGL sales from gas processing	4	3	3	4	14	4
Marketing sales	19	31	40	58	148	64

	246	256	261	288	1,051	290
Intrasegment eliminations	(4)	(6)	(4)	(5)	(19)	(5)

Total revenues	242	250	257	283	1,032	285

Segment costs and expenses:
NGL cost of goods sold	1	2	1	2	6	4
Marketing cost of goods sold	20	32	41	60	153	65
Other segment costs and expenses (1)	99	91	95	98	383	92
Impairment of certain assets	4	4	—	5	13	—
Intrasegment eliminations	(4)	(6)	(4)	(5)	(19)	(5)

Total segment costs and expenses	120	123	133	160	536	156

Proportional Modified EBITDA of equity-method investments	98	95	90	74	357	97

Modified EBITDA	220	222	214	197	853	226
Adjustments	5	—	6	22	33	1

Adjusted EBITDA	$225	$222	$220	$219	$886	$227

Statistics for Operated Assets

Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (2)	3.34	3.15	3.16	3.19	3.21	3.32
Gathering volumes (Bcf per day) - Non-consolidated (3)	3.21	3.16	3.08	3.20	3.16	3.55
Plant inlet natural gas volumes (Bcf per day) (2)	0.31	0.31	0.34	0.37	0.33	0.39

Ethane equity sales (Mbbls/d)	6	4	3	3	4	2
Non-ethane equity sales (Mbbls/d)	1	1	1	1	1	1

NGL equity sales (Mbbls/d)	7	5	4	4	5	3

Ethane production (Mbbls/d)	14	18	22	20	18	17
Non-ethane production (Mbbls/d)	11	12	16	15	14	15

NGL production (Mbbls/d)	25	30	38	35	32	32

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.
(2)	Includes gathering volumes associated with Susquehanna Supply Hub, Ohio Valley Midstream, and Utica Supply Hub, all of which are consolidated.
(3)	Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and a portion of the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Volumes handled by Blue Racer Midstream (gathering and processing) and UEOM (processing only), which we do not operate, are not included.
(4)	Recast due to the change in WPZ segments in the first quarter of 2017.

Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2016**					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$92	$76	$131	$137	$436	$127
Regulated transportation revenue	349	331	339	348	1,367	354
Other fee revenues	24	41	41	42	148	54
Product sales:
NGL sales from gas processing	8	11	24	31	74	27
Marketing sales	45	75	78	84	282	90
Other sales	—	—	4	4	8	1
Tracked revenues	38	39	51	39	167	36

	556	573	668	685	2,482	689

Intrasegment eliminations	(9)	(10)	(9)	(6)	(34)	(19)

Total revenues	547	563	659	679	2,448	670

Segment costs and expenses:
NGL cost of goods sold	3	4	15	15	37	13
Marketing cost of goods sold	45	74	78	83	280	88
Other cost of goods sold	—	—	2	1	3	—
Impairment of certain assets	1	2	—	—	3	—
Other segment costs and expenses (1)	153	162	174	169	658	174
Tracked costs	38	39	51	39	167	36
Intrasegment eliminations	(9)	(10)	(9)	(6)	(34)	(19)

Total segment costs and expenses	231	271	311	301	1,114	292

Proportional Modified EBITDA of equity-method investments	66	68	75	78	287	72

Modifed EBITDA	382	360	423	456	1,621	450
Adjustments	23	8	11	—	42	3

Adjusted EBITDA	$405	$368	$434	$456	$1,663	$453

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (2)	0.30	0.30	0.52	0.53	0.41	0.32
Gathering volumes (Bcf per day) - Non-consolidated (3)	0.53	0.54	0.60	0.60	0.56	0.55
Plant inlet natural gas volumes (Bcf per day) - Consolidated (2)	0.64	0.60	0.84	0.78	0.72	0.56
Plant inlet natural gas volumes (Bcf per day) - Non-consolidated (3)	0.56	0.54	0.60	0.60	0.57	0.54

Consolidated (2)
Ethane margin ($/gallon)	$.03	$.05	$(.03)	$(.01)	$—	$.02
Non-ethane margin ($/gallon)	$.30	$.38	$.26	$.35	$.31	$.42
NGL margin ($/gallon)	$.21	$.18	$.16	$.20	$.19	$.26

Ethane equity sales (Mbbls/d)	2	6	6	8	5	6
Non-ethane equity sales (Mbbls/d)	4	4	11	12	8	9

NGL equity sales (Mbbls/d)	6	10	17	20	13	15

Ethane production (Mbbls/d)	13	17	16	19	16	14
Non-ethane production (Mbbls/d)	20	20	31	30	25	20

NGL production (Mbbls/d)	33	37	47	49	41	34

Non-consolidated (3)
NGL equity sales (Mbbls/d)	5	5	5	5	5	5
NGL production (Mbbls/d)	17	19	21	21	20	21
Transcontinental Gas Pipe Line
Throughput (Tbtu)	927.2	815.9	878.1	881.5	3,502.7	939.1
Avg. daily transportation volumes (Tbtu)	10.2	9.0	9.5	9.6	9.6	10.4
Avg. daily firm reserved capacity (Tbtu)	12.0	11.5	11.6	11.9	11.7	12.8

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.
(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3)	Includes 100% of the volumes associated with operated equity-method investments.
**	Recast due to the change in WPZ segments in the first quarter of 2017.

Williams Partners L.P.

West

(UNAUDITED)

	2016 (2)					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$376	$379	$374	$593	$1,722	$364
Regulated transportation revenue	118	111	114	117	460	117
Other fee revenues	42	44	43	44	173	43
Product sales:
NGL sales from gas processing	38	54	53	58	203	64
Olefin sales	—	—	—	—	—	1
Marketing sales	269	342	396	504	1,511	506
Other sales	6	4	5	4	19	6
Tracked revenues	—	1	—	—	1	—

	849	935	985	1,320	4,089	1,101
Intrasegment eliminations	(76)	(101)	(95)	(109)	(381)	(127)

Total revenues	773	834	890	1,211	3,708	974

Segment costs and expenses:
NGL cost of goods sold	18	22	26	25	91	27
Marketing cost of goods sold	271	345	396	494	1,506	505
Other cost of goods sold	5	3	5	3	16	5
Other segment costs and expenses (1)	252	231	223	235	941	204
Impairment of certain assets	1	49	1	49	100	—
Tracked costs	—	1	—	—	1	—
Intrasegment eliminations	(76)	(101)	(95)	(109)	(381)	(127)

Total segment costs and expenses	471	550	556	697	2,274	614

Proportional Modified EBITDA of equity-method investments	25	28	29	28	110	25

Modifed EBITDA	327	312	363	542	1,544	385
Adjustments	73	112	70	(148)	107	4

Adjusted EBITDA	$400	$424	$433	$394	$1,651	$389

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf per day)	4.60	4.68	4.72	4.50	4.63	4.23
Plant inlet natural gas volumes (Bcf per day)	2.51	2.51	2.48	2.32	2.45	1.99

Ethane equity sales (Mbbls/d)	4	15	6	4	7	3
Non-ethane equity sales (Mbbls/d)	20	22	23	21	21	20

NGL equity sales (Mbbls/d)	24	37	29	25	28	23

Ethane margin ($/gallon)	$.03	$.00	$.00	$.00	$.01	$.04
Non-ethane margin ($/gallon)	$.26	$.39	$.31	$.41	$.34	$.49
NGL margin ($/gallon)	$.22	$.23	$.24	$.34	$.26	$.43

Ethane production (Mbbls/d)	12	25	10	9	14	8
Non-ethane production (Mbbls/d)	64	66	65	62	64	55

NGL production (Mbbls/d)	76	91	75	71	78	63

Northwest Pipeline LLC
Throughput (Tbtu)	205.6	168.0	161.9	191.6	727.1	219.0
Avg. daily transportation volumes (Tbtu)	2.3	1.8	1.8	2.1	2.0	2.4
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0
Overland Pass Pipeline Company LLC (equity investment) - 100%
NGL Transportation volumes (Mbbls)	16,814	18,410	18,535	18,078	71,837	18,338

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses.
(2)	Recast due to the change in WPZ segments in the first quarter of 2017.

Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2016 (1)					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenue:
Nonregulated gathering & processing fee-based revenue	$1	$4	$—	$—	$5	$—
Other fee-based revenues	7	19	14	3	43	3
Product sales:
NGL sales from gas processing	17	3	16	—	36	—
Olefin sales	136	151	202	160	649	160
Marketing sales	28	27	45	39	139	56
Other sales	—	—	2	—	2	—

	189	204	279	202	874	219
Intrasegment eliminations	(13)	(8)	(21)	(5)	(47)	(17)

Total revenues	176	196	258	197	827	202

Segment costs and expenses:
NGL cost of goods sold	12	2	10	—	24	—
Olefins cost of goods sold	65	77	84	86	312	89
Marketing cost of goods sold	28	29	41	40	138	52
Other cost of goods sold	1	—	2	—	3	—
Net insurance recoveries - Geismar Incident	—	—	—	(7)	(7)	(9)
Impairment of certain assets	—	341	—	1	342	—
Other segment costs and expenses (2)	57	45	72	33	207	36
Intrasegment eliminations	(13)	(8)	(21)	(5)	(47)	(17)

Total segment costs and expenses	150	486	188	148	972	151

Modified EBITDA	26	(290)	70	49	(145)	51
Adjustments	4	341	32	(3)	374	(2)

Adjusted EBITDA	$30	$51	$102	$46	$229	$49

Statistics for Operated Assets

Ethane equity sales (Mbbls/d)	10	1	8	—	7	—
Non-ethane equity sales (Mbbls/d)	10	1	6	—	6	—

NGL equity sales (Mbbls/d)	20	2	14	—	13	—

Ethane production (Mbbls/d)	10	1	8	—	—	—
Non-ethane production (Mbble/d)	8	2	8	—	—	—

NGL production (Mbbls/d)	18	3	16	—	—	—

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	423	391	419	405	1,638	266
Geismar ethylene margin ($/lb) (3)	$.13	$.15	$.21	$.15	$.16	$.19
Canadian propylene sales volumes (millions lbs)	33	8	46	—	87	—
Canadian alky feedstock sales volumes (million gallons)	7	2	6	—	15	—

(1)	Recast due to the change in WPZ segments in the first quarter of 2017.
(2)	Includes operating expenses, general and administrative expenses, and other income or expenses.
(3)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2016**					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Northeast G&P	$67	$55	$46	$56	$224	$58
Atlantic-Gulf	300	410	380	345	1,435	388
West	62	33	63	70	228	57
NGL & Petchem Services	34	18	4	1	57	6
Other	—	2	(2)	—	—	—

Total*	$463	$518	$491	$472	$1,944	$509

Purchases of investments:
Northeast G&P	$24	$40	$(16)	$24	$72	$20
West	39	19	26	21	105	32

Total	$63	$59	$10	$45	$177	$52

Summary:
Northeast G&P	$91	$95	$30	$80	$296	$78
Atlantic-Gulf	300	410	380	345	1,435	388
West	101	52	89	91	333	89
NGL & Petchem Services	34	18	4	1	57	6
Other	—	2	(2)	—	—	—

Total	$526	$577	$501	$517	$2,121	$561

Capital expenditures incurred and purchases of investments:
Increases to property, plant, and equipment	$498	$485	$446	$442	$1,871	$569
Purchases of investments	63	59	10	45	177	52

Total	$561	$544	$456	$487	$2,048	$621

* Increases to property, plant, and equipment	$498	$485	$446	$442	$1,871	$569
Changes in related accounts payable and accrued liabilities	(35)	33	45	30	73	(60)

Capital expenditures	$463	$518	$491	$472	$1,944	$509

**	Recast due to the change in WPZ segments in the first quarter of 2017.

Selected Financial Information

(UNAUDITED)

	2016				2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr

Cash and cash equivalents	$125	$101	$68	$145	$625

Capital structure:
Debt:
Commercial paper	$135	$196	$2	$93	$—
Current	$976	$786	$785	$785	$—
Noncurrent	$18,504	$19,116	$18,918	$17,685	$17,065